              As filed with the Securities and Exchange Commission
                              on October 6, 2000
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         COMPUTER LEARNING CENTERS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                           36-3501869
---------------------------                         --------------------------
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

           10021 Balls Ford Road, Suite 200, Manassas, Virginia       20109
           -----------------------------------------------------      -----
               (Address of Principal Executive Offices)             (Zip Code)

                            2000 Stock Incentive Plan
                            -------------------------
                            (Full Title of the Plan)

                                 Mark M. Nasser
                   Vice President and Chief Financial Officer
                         Computer Learning Centers, Inc.
                        10021 Balls Ford Road, Suite 200
                            Manassas, Virginia 20109
                            -------------------------
                     (Name and Address of Agent For Service)

                                 (703) 367-7000
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed
                                    Proposed         maximum
Title of                            maximum          aggregate         Amount of
securities to be  Amount to be      offering price   offering          registration
registered        registered        per share        price             fee
----------------  ----------------  -------------    ---------         ---

Common Stock,     1,000,000         (2)$1.02         (2)$1,020,000      (2)$270.00
$.01 par value    shares(1)

 (1) Representing shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), to be issued by the Registrant in connection with the 2000 Stock Incentive Plan. This Registration Statement also covers such indeterminate number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on October 3, 2000.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents sent or given to participants in the 2000 Stock Incentive Plan of Computer Learning Centers, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         (a)      The Registrant's latest annual report filed pursuant to
                  Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 ("Section 145") of the Delaware General Corporation Law, as amended, provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers.
Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

         The indemnification of directors and officers is provided for by Article SEVENTH of the Registrant's Second Amended and Restated Certificate of Incorporation which provides in substance that, to the fullest extent permitted by Delaware law as it now exists or as amended, each director and officer shall be indemnified against reasonable costs and expenses, including attorney's fees, and any liabilities which he may incur in connection with any action to which he may be made a party by reason of his being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's Second Amended and Restated Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article NINTH of the Registrant's Second Amended and Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits and the exhibits listed thereon are incorporated herein by reference.

Item 9.  Undertakings.

         1.       The Registrant undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan or distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manassas, Virginia, on the 6th day of October, 2000.

                                  COMPUTER LEARNING CENTERS, INC.


                                  By:  /s/ John L. Corse
                                     -----------------------------------------
                                           John L. Corse
                                           President and
                                               Chief Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Computer Learning Centers, Inc., hereby severally constitute John L. Corse, Mark M. Nasser and David Sylvester, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Computer Learning Centers, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         WITNESS our hands and common seal on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                         Title                                         Date


 /s/  John L. Corse                      Director, President and Chief                     October 6, 2000
----------------------                   Executive Officer (Principal
John L. Corse                            Executive Officer)

 /s/  Mark M. Nasser
----------------------                   Vice President and Chief Financial                October 6, 2000
Mark M. Nasser                           Officer (Principal Financial Officer)

 /s/  Harry H. Gaines
----------------------
Harry H. Gaines                          Director                                          October 6, 2000

 /s/  Stephen P. Reynolds
----------------------
Stephen P. Reynolds                      Director                                          October 6, 2000

 /s/ Ralph W. Clark
----------------------
Ralph W. Clark                           Director                                          October 6, 2000

                                 EXHIBIT INDEX



Exhibit Number                 Description                                  Page
--------------                 -----------                                  ----

4.1                   Second Amended and Restated Certificate of              *
                      Incorporation, as amended (incorporated  herein by
                      reference to Exhibit 3.1 to the Registrant's report
                      on Form 10-Q for the quarter ended July 31, 1997)

4.2                   Amended and Restated By-Laws of the Registrant          *
                      (incorporated herein by reference to Exhibit 3.4 to
                      the Registrant's Registration Statement on Form
                      S-1, as amended (File No. 33-90716)(the "Form S-1"))

4.3                   Specimen Certificate of Common Stock of the             *
                      Registrant (incorporated herein by reference to
                      Exhibit 4.1 to the Form S-1)

5                     Opinion of Hale and Dorr LLP

23.1                  Consent of Hale and Dorr LLP
                      (included in Exhibit 5)

23.2                  Consent of PriceWaterhouseCoopers LLP

24.1 Power of Attorney (included on the signature pages of this Registration Statement)

* Incorporated herein by reference

                                      -7-